UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2014

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 S. Joplin Avenue, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (417) 625-5100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

On October 20, 2014, The Empire District Electric Company (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”), Swingline Lender and Issuing Bank, and the other lenders party thereto.

The Credit Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) with aggregate commitments of $200 million. The Revolving Credit Facility terminates on October 21, 2019.  The Company may borrow, repay and reborrow amounts under the Revolving Credit Facility.  The Credit Agreement provides for a letter of credit subfacility under the Revolving Credit Facility of $20 million and a swingline loan subfacility under the Revolving Credit Facility of $20 million.

Interest on borrowings under the Credit Agreement accrues at a rate equal to, at the Company’s option, (i) the highest of (A) the Agent’s prime rate, (B) the federal funds rate plus 0.5% and (C) one month LIBOR plus 1.0%, in each case, plus a margin or (ii) one month, two month, three month or six month LIBOR, in each case, plus a margin.  Each margin is based on the Company’s current credit ratings and the pricing schedule in the Credit Agreement.  As of the date hereof, and based on the Company’s current credit ratings, the LIBOR margin under the Revolving Credit Facility is 1.025%.

A facility fee is payable quarterly on the full amount of the commitments under the Revolving Credit Facility based on the Company’s current credit ratings.  As of the date hereof, and based on the Company’s current credit ratings, the facility fee rate is 0.175%.  In addition, upon entering into the Credit Agreement, the Company paid upfront fees to the revolving credit banks of $257,700 in the aggregate.

The Revolving Credit Facility will be used for working capital, general corporate purposes and to back-up the Company’s use of commercial paper. The Credit Agreement contains customary representations and warranties, covenants and events of default.  Among other covenants, the Credit Agreement requires the Company to maintain (as of the last day of each fiscal quarter) a ratio of total indebtedness to capitalization of not more than 0.65 to 1.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 hereto and is hereby incorporated into this Item 1.01 by reference.

Item 1.02.                                        Termination of a Material Definitive Agreement.

In connection with the entry of the Credit Agreement described above, the Company terminated its existing Third Amended and Restated Unsecured Credit Agreement, dated as of January 17, 2012, among the Company, UMB Bank, N.A. as Administrative Agent, and the lenders named therein.  This agreement had provided for a $150 million revolving credit facility that was scheduled to terminate on January 17, 2017.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Credit Agreement, dated as of October 20, 2014, among The Empire District Electric Company, Wells Fargo Bank, as Administrative Agent, Swingline Lender and Issuing Bank, and the lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

By:	/s/ Laurie A. Delano
	Name:	Laurie A. Delano
	Title:	Vice President - Finance & Chief Financial Officer

Dated:  October 22, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of October 20, 2014, among The Empire District Electric Company, Wells Fargo Bank, as Administrative Agent, Swingline Lender and Issuing Bank, and the lenders named therein.